Exhibit 99.1

EXL REPORTS 2019 FOURTH QUARTER AND FULL YEAR RESULTS

2019 Fourth Quarter Revenues of $256.9 Million, up 9.4% year-over-year
Q4 Diluted EPS (GAAP) of $0.62(1), up from $0.11(1) in Q4 of 2018
Q4 Adjusted Diluted EPS (Non-GAAP) of $0.79, up from $0.74 in Q4 of 2018

2019 Revenues of $991.3 Million, up 12.3% year-over-year
2019 Diluted EPS (GAAP) of $1.95(1), up from $1.62(1) in 2018
2019 Adjusted Diluted EPS (Non-GAAP) of $3.09, up from $2.77 in 2018

New York, NY - February 27, 2020 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter and full year ended December 31, 2019.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “I am pleased with our performance in 2019. We grew our Analytics business by 25.3% with a 13.5% growth in organic revenue. Our operations management businesses grew nicely at 6.1% year-over-year and in the second half of the year our growth accelerated to more than 10%. This was driven by double-digit growth in the Insurance and Healthcare verticals.

“Our success is a result of our ability to deliver tangible business outcomes for our clients as their strategic digital transformation partner. Our ability to combine deep domain expertise, data, analytics and digital technologies to orchestrate solutions for business problems has positioned us as a market leader and a partner of choice. Our pipeline remains strong and we look forward to the continued growth in 2020.”

Maurizio Nicolelli, Chief Financial Officer, said, “We ended 2019 with strong momentum in our business and a very healthy balance sheet. For 2019, we generated $168.4 million in cash flow from operations and ended the year with $321.4 million in cash and short-term investments while total borrowings were $249.9 million, for a net cash position of $71.5 million. Our initial 2020 guidance reflects our desire to drive shareholder return through revenue growth in the mid-to-high single digits on a constant currency basis and adjusted diluted EPS growth of 11% to 16%.”

______________________
(1) Refer to Financial Highlights for details.

Financial Highlights: Fourth Quarter 2019
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (consisting of our Banking & Financial Services, Utilities and Consulting operating segments) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

•
Revenues for the quarter ended December 31, 2019 increased to $256.9 million compared to $234.9 million for the fourth quarter of 2018, an increase of 9.4% on a reported basis and 9.3% on a constant currency basis from the fourth quarter of 2018, as well as an increase of 2.2% sequentially on a reported basis and 2.0% on a constant currency basis, from the third quarter of 2019.

	Revenues			Gross Margin
	Three months ended			Three months ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,
Reportable Segments	2019	2018	2019	2019	2018	2019
	(dollars in millions)
Insurance	$75.2	$65.1	$77.7	31.4%	31.0%	33.7%
Healthcare	26.0	21.4	24.0	21.6%	20.5%	19.1%
Travel, Transportation & Logistics	16.1	16.9	17.0	43.2%	40.6%	42.2%
Finance & Accounting	27.9	25.2	26.5	41.2%	40.7%	37.3%
All Other	18.0	20.4	17.4	35.1%	32.5%	29.1%
Analytics	93.7	85.9	88.8	37.0%	36.8%	34.8%
Total revenues, net	$256.9	$234.9	$251.4	34.5%	34.0%	33.4%

•
Operating income margin for the quarter ended December 31, 2019 was 9.1%, compared to an operating loss margin of 0.9% for the fourth quarter of 2018 and operating income margin of 8.9% for the third quarter of 2019. During the quarters ended December 31, 2019 and 2018 and September 30, 2019, we recorded impairment and restructuring charges of $1.4 million, $20.1 million and $0.5 million, respectively, related to the wind down of the Health Integrated business, which reduced our operating income margin by approximately 50 basis points, 850 basis points and 20 basis points, respectively. The wind down of the Health Integrated business was substantially completed on December 31, 2019 and we do not expect to incur impairment and restructuring charges in 2020. Adjusted operating income margin for the quarter ended December 31, 2019 was 13.3% compared to 13.1% for the fourth quarter of 2018 and 14.3% for the third quarter of 2019.

•
Diluted earnings per share for the quarter ended December 31, 2019 was $0.62 compared to $0.11 for the fourth quarter of 2018 and $0.55 for the third quarter of 2019. During the quarters ended December 31, 2019 and 2018 and September 30, 2019, we recorded impairment and restructuring charges of $1.4 million ($1.0 million net of tax), $20.1 million ($17.0 million net of tax) and $0.5 million ($0.4 million net of tax), respectively, related to the wind down of the Health Integrated business, which reduced our diluted earnings per share by $0.03, $0.49 and $0.01, respectively. Adjusted diluted earnings per share for the quarter ended December 31, 2019 was $0.79 compared to $0.74 for the fourth quarter of 2018 and $0.84 for the third quarter of 2019.

Financial Highlights: Full Year 2019

•
Revenues for the year ended December 31, 2019 increased to $991.3 million compared to $883.1 million for the year ended December 31, 2018, an increase of 12.3% on a reported basis and 13.0% on a constant currency basis.

	Revenues		Gross Margin
	Year ended		Year ended
Reportable Segments	Dec 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(dollars in millions)
Insurance	$294.2	$258.1	32.1%	32.2%
Healthcare	90.6	84.4	18.7%	20.9%
Travel, Transportation & Logistics	68.0	70.2	43.0%	41.5%
Finance & Accounting	106.6	97.9	40.6%	39.6%
All Other	74.6	87.2	34.6%	33.0%
Analytics	357.3	285.3	35.3%	35.3%
Total revenues, net	$991.3	$883.1	33.9%	33.8%

•
Operating income margin for the year ended December 31, 2019 was 7.7% compared to 5.6% for the year ended December 31, 2018. During the year 2019 and 2018, we recorded impairment and restructuring charges of $8.7 million and $20.1 million, respectively, related to the wind down of the Health Integrated business, which reduced our operating income margin by approximately 90 basis points and 230 basis points, respectively. The wind down of the Health Integrated business was substantially completed on December 31, 2019 and we do not expect to incur impairment and restructuring charges in 2020. Adjusted operating income margin for the year ended December 31, 2019 was 13.4% compared to 13.5% for the year ended December 31, 2018.

•
Diluted earnings per share for the year ended December 31, 2019 was $1.95 compared to $1.62 for the year ended December 31, 2018. During the year 2019 and 2018, we recorded impairment and restructuring charges of $8.7 million ($6.5 million net of tax) and $20.1 million ($17.0 million net of tax), respectively, related to the wind down of the Health Integrated business, which reduced our diluted earnings per share by $0.19 and $0.49 for the year ended December 31, 2019 and 2018, respectively. Adjusted diluted earnings per share for the year ended December 31, 2019 was $3.09 compared to $2.77 for the year ended December 31, 2018.

Business Highlights: Fourth Quarter 2019

•
Won five new clients in the fourth quarter of 2019, including two in our operations management businesses and three in Analytics. For the full year, we won 28 new clients, 14 in operations management and 14 in Analytics

•	Recognized as a Leader in the IDC MarketScape: Worldwide Analytics for Business Operations Services 2019 Vendor Assessment

•	Positioned as a Leader in the Everest Group Advanced Analytics & Insights Services PEAK Matrix™ Assessment 2020

•
Recognized as a Leader in the ISG Provider Lens for Insurance BPO Digital Services - U.S. 2019 for Property & Casualty Insurance Services, Life & Annuity Digital Services and Life & Annuity TPA Services

Post-Fourth Quarter Highlights

•	Appointed Maurizio Nicolelli to the role of Executive Vice President, Chief Financial Officer and member of the Executive Committee

•	Appointed Vivek Jetley to the role of Executive Vice President, Head of Analytics and member of the Executive Committee
2020 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 71.5, British Pound to U.S. Dollar exchange rate of 1.29, U.S. Dollar to the Philippine Peso exchange rate of 51.0 and all other currencies at current exchange rates, we are providing the following guidance:

•	Revenue of $1.040 billion to $1.065 billion, representing an annual revenue growth rate of 5% to 8% on a constant currency basis.

•	Adjusted diluted earnings per share of $3.42 to $3.58.
2020 Change in Segment Reporting
Effective January 1, 2020, we made certain operational and structural changes to more closely integrate our businesses and to simplify our organizational structure. We now manage and report financial information through our four strategic business units: Insurance, Healthcare, Analytics and Emerging Business, which reflects how management will review financial information and make operating decisions. These business units will develop client-specific solutions, build capabilities, maintain a unified go-to-market approach and be integrally responsible for service delivery, customer satisfaction, growth and profitability. In line with our strategy of vertical integration and focus on domain expertise, we have integrated our Finance & Accounting and Consulting operating segments within each of the Insurance and Healthcare operating segments based on the respective industry-specific clients. Finance & Accounting and Consulting Services to clients outside of those industries, will now be part of our newly formed business unit and reportable segment “Emerging Business”. In addition, we integrated our former Travel, Transportation and Logistics, Banking and Financial Services, and Utilities operating segments under “Emerging Business” to further leverage and optimize the operating scale in providing operations management services. Information presented in this release reflects the operating and reporting structure in place for 2019.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, February 27, 2020 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has more than 31,700 professionals in locations throughout the United States, the UK, Europe, India, the Philippines, Colombia, Australia and South Africa. EXL serves multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2019	2018	2019	2018
Revenues, net	$991,346	$883,112	$256,872	$234,903
Cost of revenues(1)	655,490	584,855	168,262	154,948
Gross profit(1)	335,856	298,257	88,610	79,955
Operating expenses:
General and administrative expenses	126,909	116,202	33,560	30,592
Selling and marketing expenses	71,842	63,612	17,846	18,019
Depreciation and amortization expense	51,981	48,566	12,515	13,381
Impairment and restructuring charges	8,671	20,056	1,375	20,056
Total operating expenses	259,403	248,436	65,296	82,048
Income/(loss) from operations	76,453	49,821	23,314	(2,093)
Foreign exchange gain, net	3,752	4,787	281	1,373
Interest expense	(13,612)	(7,227)	(2,986)	(3,508)
Other income, net	16,507	12,989	3,419	4,757
Income before income tax expense and earnings from equity affiliates	83,100	60,370	24,028	529
Income tax expense/(benefit)	15,172	3,397	2,601	(3,399)
Income before earnings from equity affiliates	67,928	56,973	21,427	3,928
Loss from equity-method investment	269	247	71	71
Net income attributable to ExlService Holdings, Inc. stockholders	$67,659	$56,726	$21,356	$3,857
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.97	$1.65	$0.62	$0.11
Diluted	$1.95	$1.62	$0.62	$0.11
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,350,150	34,451,008	34,253,308	34,388,025
Diluted	34,732,683	35,030,984	34,696,896	34,921,388
(1) Exclusive of depreciation and amortization.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$119,165	$95,881
Short-term investments	202,238	184,489
Restricted cash	5,453	5,608
Accounts receivable, net	171,864	164,752
Prepaid expenses	13,246	11,326
Advance income tax, net	4,698	9,639
Other current assets	24,594	28,240
Total current assets	541,258	499,935
Property and equipment, net	79,142	73,510
Operating lease right-of-use assets	86,396	—
Restricted cash	2,426	2,642
Deferred tax assets, net	11,855	6,602
Intangible assets, net	73,982	95,495
Goodwill	349,529	349,984
Other assets	36,016	31,015
Investment in equity affiliate	2,484	2,753
Total assets	$1,183,088	$1,061,936
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,564	$5,653
Current portion of long-term borrowings	40,867	21,423
Deferred revenue	13,436	7,722
Accrued employee costs	71,626	54,893
Accrued expenses and other current liabilities	71,023	64,169
Current portion of operating lease liabilities	24,148	—
Income taxes payable, net	1,432	1,012
Current portion of finance lease liabilities	253	223
Total current liabilities	229,349	155,095
Long-term borrowings, less current portion	194,131	263,241
Finance lease liabilities, less current portion	430	315
Income taxes payable	1,790	—
Deferred tax liabilities, net	966	8,445
Operating lease liabilities, less current portion	74,709	—
Other non-current liabilities	11,712	16,521
Total liabilities	513,087	443,617
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,480,654 shares issued and 34,185,241 shares outstanding as of December 31, 2019 and 37,850,544 shares issued and 34,222,476 shares outstanding as of December 31, 2018	39	38
Additional paid-in capital	391,240	364,179
Retained earnings	551,903	484,244
Accumulated other comprehensive loss	(84,892)	(83,467)
Total including shares held in treasury	858,290	764,994
Less: 4,295,413 shares as of December 31, 2019 and 3,628,068 shares as of December 31, 2018, held in treasury, at cost	(188,289)	(146,925)
Stockholders' equity	$670,001	$618,069
Non-controlling interest	—	250
Total equity	$670,001	$618,319
Total liabilities and stockholders’ equity	$1,183,088	$1,061,936

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i) Adjusted operating income and adjusted operating income margin;
(ii) Adjusted EBITDA and adjusted EBITDA margin;
(iii) Adjusted net income and adjusted diluted earnings per share; and
(iv) Revenue growth on a constant currency basis.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.
EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.
The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 71.10 during the quarter ended December 31, 2018 to 71.35 during the quarter ended December 31, 2019, representing a depreciation of 0.3%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 52.86 during the quarter ended December 31, 2018 to 50.73 during the quarter ended December 31, 2019, representing an appreciation of 4.0%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.28 during the quarter ended December 31, 2018 to 1.30 during the quarter ended December 31, 2019, representing an appreciation of 1.8%.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2019 and December 31, 2018, the three months ended December 31, 2019 and 2018 and the three months ended September 30, 2019:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2019	2018	2019	2018	2019
Net income (GAAP)	$67,659	$56,726	$21,356	$3,857	$19,044
add: Income tax expense/(benefit)	15,172	3,397	2,601	(3,399)	5,701
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(6,378)	(10,302)	(643)	(2,551)	(2,323)
Income/(loss) from operations (GAAP)	$76,453	$49,821	$23,314	$(2,093)	$22,422
add: Stock-based compensation expense	26,070	23,901	4,532	6,590	7,427
add: Amortization of acquisition-related intangibles	21,558	20,377	4,974	5,951	5,502
add: Impairment and restructuring charges (a)	8,671	20,056	1,375	20,056	489
add: Provision for litigation settlement (b)	—	2,400	—	—	—
add: Acquisition-related expenses (c)	—	2,295	—	236	—
Adjusted operating income (Non-GAAP)	$132,752	$118,850	$34,195	$30,740	$35,840
Adjusted operating income margin as a % of Revenues (Non-GAAP)	13.4%	13.5%	13.3%	13.1%	14.3%
add: Depreciation	30,423	28,189	7,541	7,430	7,545
Adjusted EBITDA (Non-GAAP)	$163,175	$147,039	$41,736	$38,170	$43,385
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	16.5%	16.7%	16.2%	16.2%	17.3%
(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude provision for litigation settlement recorded during the three months ended March 31, 2018.
(c) To exclude acquisition-related expenses.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2019	2018	2019	2018	2019
Net income (GAAP)	$67,659	$56,726	$21,356	$3,857	$19,044
add: Stock-based compensation expense	26,070	23,901	4,532	6,590	7,427
add: Amortization of acquisition-related intangibles	21,558	20,377	4,974	5,951	5,502
add: Impairment and restructuring charges (a)	8,671	20,056	1,375	20,056	489
add: Provision for litigation settlement (b)	—	2,400	—	—	—
add: Acquisition-related (benefits)/expenses (c)	(761)	1,045	—	(1,014)	(761)
add: Non-cash interest expense related to convertible senior notes (d)	2,472	600	636	600	618
subtract: Effect of Tax Reform Act and other non-recurring tax expenses/(benefits) (e)	(3,134)	(7,810)	(1,663)	(2,974)	—
subtract: Tax impact on stock-based compensation expense (f)	(7,986)	(12,101)	(2,144)	(2,837)	(1,790)
subtract: Tax impact on amortization of acquisition-related intangibles	(4,621)	(4,351)	(1,042)	(1,511)	(1,188)
subtract: Tax impact on impairment and restructuring charges	(2,140)	(3,072)	(352)	(3,072)	(120)
subtract: Tax impact on provision for litigation settlement	—	(612)	—	—	—
subtract: Tax impact on acquisition-related expenses/(benefits)	186	(15)	—	253	186
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(606)	(150)	(159)	(150)	(150)
Adjusted net income (Non-GAAP)	$107,368	$96,994	$27,513	$25,749	$29,257
Adjusted diluted earnings per share (Non-GAAP)	$3.09	$2.77	$0.79	$0.74	$0.84
(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude provision for litigation settlement recorded during the three months ended March 31, 2018.
(c) To exclude acquisition related expenses and one-time benefits.
(d) To exclude non-cash interest expense related to convertible senior notes.
(e) In 2019, the Company recorded non-recurring tax benefits of $1,663 and $3,134 during the three months ended and year ended December 31, 2019, respectively, related to certain deferred tax assets and liabilities. In 2018, the Company finalized its transition tax expense under the Tax Reform Act and recorded tax expense of $5,012 and $176 during the three months ended and year ended December 31, 2018, respectively. The Company also recorded non-recurring tax benefits of $6,274 with respect to its unused 2018 foreign branch income tax credits under IRC regulations issued in December 2018 and certain deferred tax assets of $1,712 during the three months ended and year ended December 31, 2018.
(f) Tax impact includes $2,306 and $7,227 for the year ended December 31, 2019 and 2018 respectively, $1,211 and $1,789 during the three months ended December 31, 2019 and 2018 respectively, and $21 during the three months ended September 30, 2019 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com